Exhibit 1

ASX Release 21 April 2022 Westpac ’s First Half 2022 (1H22) notable items and segment structure changes Westpac today announced that its reported net profit and cash earnings in 1H22 is expected to have a minimal impact from notable items with a net reduction of $6m (after tax). Of the notable items, a $4m benefit was recognised and announced in the first quarter 2022 (1Q22) with the remainder recognised in the second quarter 2022 (2Q22). The notable items (after tax) include: The gain on sale of Westpac Life-NZ-Limited (NZ Life) of $119m (NZ$126m) following completion of the transaction in February 2022. There is no tax expense from this item in 1H22; Gains on sale of $119m related to the Group’s Motor vehicle dealer finance and novated leasing business following completion in the half; The write-down of goodwill and capitalised software associated with the Group’s superannuation business of $154m as part of preparations to exit this business; An increase in provisions for customer refunds, repayments, associated costs and litigation penalties of $65m; and A $25m impact from costs associated with divestments and a post-sale adjustment to earn-out payments associated with the sale of the Vendor Finance business. In aggregate, these items have a small impact on the Group’s CET1 capital ratio (adds 3 basis points). Details of notable items in First Half 2022 are in Appendix 1 and a summary of line item impacts is in Appendix 2. Segment structure changes in Westpac’s 1H22 Results As outlined in our 1Q22 update, we are making changes to align our segment reporting to our lines of business operating structure. These changes have no impact on the Group’s consolidated financial results and associated metrics in prior periods but do impact profit and loss and balance sheet items of our reporting segments. The new structure and changes are summarised in Appendix 3. In addition, certain customers previously managed in Business are now being managed by Westpac Institutional Bank (WIB) and their contribution will be reported in that segment. In preparing the platforms business for sale we have decided to retain our share broking and margin lending businesses given the demand from consumer and private wealth clients. The share broking business will now be reported in Consumer, previously in the Specialist Businesses segment (with comparative periods restated). Margin lending will continue to be reported in Specialist Businesses and will be moved to Consumer in a subsequent period once we finalise its separation from our wealth businesses. Appendix 4 provides prior period data under these segment changes in the same way they will be presented in 1H22. Level 18, 275 Kent Street Sydney, NSW, 2000

Westpac GROUP
Page 2 of 13

Restatement of APRA Monthly ADI Statistics (MADIS)

Following revisions to Westpac's reporting models used to classify owner occupied and investment property housing loans under APRA's Economic Financial Statistics definitions we are changing the reporting of these loan balances.

The changes will result in a reclassification of $14 billion[1] in the MADIS dataset, increasing owner occupied lending (~1% market share) with a corresponding decrease in investment property loans (~2% market share). Total outstanding housing lending is unchanged.

Restated data is expected to be published in APRA's MADIS data release on 29 April 2022 and will be restated back to March 2021. The changes better align our MADIS statistics with existing management and external reporting.

This restatement has no impact on Westpac's reporting of housing lending in our Investor Discussion Pack and other management reporting documents.

We are scheduled to announce our First Half 2022 results on Monday, 9 May 2022.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Andrew Bowden
Group Head of Investor Relations
0438 284 863

This document has been authorised for release by Tim Hartin, Company Secretary.

[1] At 28 February 2022.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Appendix 1 – Details of items affecting Westpac ’s 1H22 Financial Results This table details how the notable items will be described in our 1H22 Financial Results. Summary 1H22 Cash earnings (after tax) Detail (pre tax) Write-down of goodwill and other assets $154m reduction In preparation for the exit of our superannuation business, the carrying value of our superannuation intangible assets was reviewed and found to be no longer supportable. This included: $122m of goodwill, which is all the goodwill attributable to this business; and $45m of capitalised software. Additional provisions for customer refunds payments, associated costs and litigation provisions $65m reduction The ongoing review of customer remediation, litigation and regulatory investigations has led to the following changes in provisions: Revenue: $36m decrease for additional remediation related to wealth products, partly offset by the release of some provisions in Westpac New Zealand; and Expenses: $46m increase for additional costs related to our remediation programs and for litigation matters, including an increase to prior provisions following agreement with ASIC to settle six longstanding matters announced on 30 November 2021. Asset sales and revaluations $213m increase Revenue increase of $271m from a gain on sale of $119m from NZ Life and $170m from the Group’s Motor vehicle dealer finance and novated leasing business, partly offset by an $18m post-sale adjustment to earn-out payments associated with the sale of the Vendor Finance business; Expenses associated with asset sales and revaluations of $18m; and Tax expense and non-controlling interest impact of $40m. The low effective tax rate of these collective items reflects that the tax impact for the sale of NZ Life was largely recorded in prior periods. Page 3 of 13

Appendix 2 – Summary of 1H22 notable items 1H22 ($m) Consumer Business WIB New Zealand (in $A) Specialist Businesses Group Businesses Total Net interest income - - - 7 - - 7 Net fee income - - - - - - - Net wealth management & insurance income - - - - (43) - (43) Other income - - - 119 152 - 271 Non-interest income - - - 119 109 - 228 Operating expenses - - - - (215) (16) (231) Core earnings - - - 126 (106) (16) 4 Income tax benefit/ (expense) - - - (2) (8) - (10) NCI - - - - - - - Cash earnings - - - 124 (114) (16) (6) 1H22 ($m) Provisions for refunds, payments, costs & litigation Write-down of goodwill and other assets Asset sales / revaluations Total Net interest income 7 - - 7 Net fee income - - - - Net wealth management & insurance income (43) - - (43) Other income - - 271 271 Non-interest income (43) - 271 228 Staff expenses (10) - (9) (19) Occupancy expenses - - - - Technology expenses - (45) - (45) Other expenses (36) (122) (9) (167) Operating expenses (46) (167) (18) (231) Core earnings (82) (167) 253 4 Income tax benefit/( expense ) 17 13 (40) (10) NCI - - - - Cash earnings (65) (154) 213 (6) Page 4 of 13

Appendix 3 – Summary of segment reporting changes Page 5 of 13

Westpac GROUP

Page 6 of 13

Appendix 4 – Selected comparative disclosures

3.0 Notable Items

$m	Consumer	Business	Westpac Institutional Bank	Westpac New Zealand (A$)	Specialist Businesses	Group Businesses	Group
Half Year March 2022							
Net interest income	-	-	-	7	-	-	7
Net fee Income	-	-	-	-	-	-	-
Net wealth management and insurance income	-	-	-	-	(43)	-	(43)
Trading Income	-	-	-	-	-	-	-
Other Income	-	-	-	119	152	-	271
Non-interest income	-	-	-	119	109	-	228
Operating expenses	-	-	-	-	(215)	(16)	(231)
Core earnings	-	-	-	126	(106)	(16)	4
Income tax (expense) / benefit and NCI	-	-	-	(2)	(8)	-	(10)
Cash earnings	-	-	-	124	(114)	(16)	(6)
Half Year Sep 2021							
Net interest income	3	103	-	(32)	(18)	-	56
Net fee Income	-	-	-	(7)	-	(26)	(33)
Net wealth management and insurance income	-	-	-	-	(4)	(14)	(18)
Trading Income	-	-	-	-	-	-	-
Other Income	-	-	-	1	202	(7)	196
Non-interest income	-	-	-	(6)	198	(47)	145
Operating expenses	(35)	(14)	(1,156)	(17)	(304)	(76)	(1,602)
Core earnings	(32)	89	(1,156)	(55)	(124)	(123)	(1,401)
Income tax (expense) / benefit and NCI	3	(29)	191	13	(119)	23	82
Cash earnings	(29)	60	(965)	(42)	(243)	(100)	(1,319)
Half Year March 2021							
Net interest income	-	74	-	(3)	-	-	71
Net fee Income	(3)	1	-	(5)	8	(105)	(104)
Net wealth management and insurance income	-	-	-	-	-	(88)	(88)
Trading Income	-	-	-	-	-	-	-
Other Income	-	-	-	-	(7)	571	564
Non-interest income	(3)	1	-	(5)	1	378	372
Operating expenses	(106)	(40)	(37)	(6)	(336)	(220)	(745)
Core earnings	(109)	35	(37)	(14)	(335)	158	(302)
Income tax (expense) / benefit and NCI	33	(10)	11	4	38	(56)	20
Cash earnings	(76)	25	(26)	(10)	(297)	102	(282)

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP

Page 7 of 13

3.1 Consumer and Business Banking

$m	Half Year March 2022	Half Year Sept 2021	Half Year March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Net interest income		6,173	6,300		
Non-interest income		437	430		
Net operating income		**6,610**	**6,730**		
Operating expenses		(3,687)	(3,429)		
Core earnings		**2,923**	**3,301**		
Impairment (charges)/benefits		400	209		
Profit before income tax expense		**3,323**	**3,510**		
Income tax expense and NCI		(1,001)	(1,048)		
Cash earnings		**2,322**	**2,462**		
Add back notable items		(31)	51		
Cash earnings excluding notable items		**2,291**	**2,513**		
Expense to income ratio		55.78%	50.95%		
Net interest margin		2.49%	2.59%		

$bn	As at March 2022	As at Sept 2021	As at March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Customer deposits					
Term deposits		76.5	85.6		
Other		318.5	292.1		
Total customer deposits		**395.0**	**377.7**		
Net loans					
Mortgages		455.7	443.6		
Business		79.8	79.5		
Other		8.8	10.0		
Provisions		(3.2)	(3.8)		
Total net loans		**541.1**	**529.3**		
Deposit to loan ratio		**73.0%**	**71.4%**		
Total assets		555.4	544.6		
TCE		653.9	642.0		
Average interest earning assets		493.9	487.7		
Average allocated capital		33.0	33.0		

Credit Quality

%	As at March 2022	As at 30 Sept 2021	As at 31 March 2021
Impairment charges/(benefits) to average loans annualised		(0.15%)	(0.08%)
Mortgage 90+ day delinquencies		1.07%	1.20%
Other consumer loans 90+ day delinquencies		1.60%	1.60%
Business: Impaired exposure to TCE		0.72%	0.87%
Total stressed exposure to TCE		1.74%	2.01%

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP

Page 8 of 13

3.1.1 Consumer

$m	Half Year March 2022	Half Year Sept 2021	Half Year March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Net interest income		4,722	4,764		
Non-interest income		263	255		
Net operating income		**4,985**	**5,019**		
Operating expenses		(2,522)	(2,376)		
Core earnings		**2,463**	**2,643**		
Impairment (charges)/benefits		82	102		
Profit before income tax expense		**2,545**	**2,745**		
Income tax expense and NCI		(765)	(818)		
Cash earnings		**1,780**	**1,927**		
Add back notable items		29	76		
Cash earnings excluding notable items		**1,809**	**2,003**		
Expense to income ratio		50.59%	47.34%		
Net interest margin		2.27%	2.34%		

$bn	As at March 2022	As at Sept 2021	As at March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Customer deposits					
Term deposits		50.2	55.5		
Other		216.2	198.5		
Total customer deposits		**266.4**	**254.0**		
Net loans					
Mortgages		455.7	443.6		
Other		8.8	10.0		
Provisions		(1.8)	(2.0)		
Total net loans		**462.7**	**451.6**		
Deposit to loan ratio		**57.6%**	**56.3%**		
Total assets		476.9	466.8		
TCE		551.8	540.0		
Average interest earning assets		415.4	408.0		
Average allocated capital		24.8	24.8		

Credit Quality

%	As at March 2022	As at Sept 2021	As at March 2021
Impairment charges/(benefits) to average loans annualised		(0.04%)	(0.05%)
Mortgage 90+ day delinquencies		1.07%	1.20%
Other consumer loans 90+ day delinquencies		1.60%	1.60%
Total stressed exposure to TCE		0.98%	1.06%

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP

Page 9 of 13

3.1.2 Business

$m	Half Year March 2022	Half Year Sept 2021	Half Year March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Net interest income		1,451	1,536		
Non-interest income		174	175		
Net operating income		**1,625**	**1,711**		
Operating expenses		(1,165)	(1,053)		
Core earnings		**460**	**658**		
Impairment (charges)/benefits		318	107		
Profit before income tax expense		**778**	**765**		
Income tax expense and NCI		(236)	(230)		
Cash earnings		**542**	**535**		
Add back notable items		(60)	(25)		
Cash earnings excluding notable items		**482**	**510**		
Expense to income ratio		71.69%	61.54%		
Net interest margin		3.69%	3.86%		

$bn	As at March 2022	As at Sept 2021	As at March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Customer deposits					
Term deposits		26.3	30.1		
Other		102.3	93.6		
Total customer deposits		**128.6**	**123.7**		
Net loans					
Business		79.8	79.5		
Provisions		(1.4)	(1.8)		
Total net loans		**78.4**	**77.7**		
Deposit to loan ratio		**164.0%**	**159.2%**		
Total assets		78.5	77.8		
TCE		102.1	102.0		
Average interest earning assets		78.5	79.7		
Average allocated capital		8.2	8.2		

Credit Quality

%	As at March 2022	As at Sept 2021	As at March 2021
Impairment charges/(benefits) to average loans annualised		0.80%	0.27%
Business: Impaired exposure to TCE		0.72%	0.87%
Total stressed exposure to TCE		5.90%	7.02%

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP
Page 10 of 13

3.2 Westpac Institutional Bank

$m	Half Year March 2022	Half Year Sept 2021	Half Year March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Net interest income		458	467		
Non-interest income		626	687		
Net operating income		**1,084**	**1,154**		
Operating expenses		(1,887)	(708)		
Core earnings		**(803)**	**446**		
Impairment charges		(154)	(8)		
Profit before income tax expense		**(957)**	**438**		
Income tax expense and NCI		126	(140)		
Cash earnings		**(831)**	**298**		
Add back notable items		965	26		
Cash earnings excluding notable items		**134**	**324**		
Expense to income ratio		174.08%	61.35%		
Net interest margin		1.24%	1.26%		

$bn	As at March 2022	As at Sept 2021	As at March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Customer deposits		99.3	92.7		
Net loans					
Loans		68.3	63.4		
Provisions		(0.6)	(0.3)		
Total net loans		**67.7**	**63.1**		
Deposit to loan ratio		**146.6%**	**146.8%**		
Total assets		82.8	75.5		
TCE		179.7	174.7		
Average interest earning assets		73.7	74.1		
Average allocated capital		7.5	8.1		
Impairment charges to average loans annualised		0.48%	0.03%		
Impaired exposures to TCE		0.29%	0.14%		
Total stressed exposures to TCE		0.64%	0.56%		

Revenue Contribution

$m	Half Year March 2022	Half Year Sept 2021	Half Year March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Lending and deposit revenue		673	642		
Markets, sales & fee income		400	423		
Total Customer Revenue		**1,073**	**1,065**		
Derivative valuation adjustments		44	53		
Trading revenue		25	75		
Other		(58)	(39)		
Total WIB Revenue		**1,084**	**1,154**		

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP

Page 11 of 13

3.4 Specialist Businesses

$m	Half Year March 2022	Half Year Sept 2021	Half Year March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Net interest income		246	248		
Non-interest income		790	665		
Net operating income		**1,036**	**913**		
Operating expenses		(738)	(740)		
Core earnings		**298**	**173**		
Impairment (charges)/benefits		(13)	79		
Profit before income tax expense		**285**	**252**		
Income tax expense and NCI		(240)	(135)		
Cash earnings		**45**	**117**		
Add back notable items		243	297		
Cash earnings excluding notable items		**288**	**414**		
Expense to income ratio		71.24%	81.05%		
Net interest margin		3.15%	3.06%		

$bn	As at March 2022	As at Sept 2021	As at March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Deposits		8.7	6.7		
Net loans					
Loans		14.0	14.9		
Provisions		(0.4)	(0.4)		
Total net loans		**13.6**	**14.5**		
Deposit to loan ratio		**64.5%**	**46.1%**		
Total funds		227.4	211.7		
TCE		18.1	19.2		
Average allocated capital		4.6	4.6		
Average funds		223.8	205.6		

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP

Page 12 of 13

3.5 Group Businesses

$m	Half Year March 2022	Half Year Sept 2021	Half Year March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Net interest income		377	458		
Non-interest income		(15)	381		
Net operating income		**362**	**839**		
Operating expenses		(428)	(604)		
Core earnings		**(66)**	**235**		
Impairment (charges)/benefits		(2)	-		
Profit/(loss) before income tax expense		**(68)**	**235**		
Income tax expense and NCI		(58)	(120)		
Cash earnings		**(126)**	**115**		
Add back notable items		100	(102)		
Cash earnings excluding notable items		**(26)**	**13**		

Treasury

$m	Half Year March 2022	Half Year Sept 2021	Half Year March 2021	% Mov't Mar 22 - Sep-21	% Mov't Mar 22 - Mar-21
Net interest income		376	462		
Non-interest income		-	8		
Net operating income		**376**	**470**		
Cash earnings		**223**	**298**		

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP

Page 13 of 13

4.7. Note 2. Segment Reporting

$m	Consumer	Business	Consumer and Business Banking	Westpac Institutional Bank	Westpac New Zealand (A$)	Specialist Businesses	Group Businesses	Group
Half Year Sept 2021								
Net interest income	4,722	1,451	6,173	458	991	246	377	8,245
Net fee income	232	172	404	312	67	25	(26)	782
Net wealth management and insurance income	25	-	25	-	69	536	(19)	611
Trading income	-	-	-	229	15	18	-	262
Other income	6	2	8	85	5	211	30	339
Net operating income before operating expenses and impairment (charges)/benefits	**4,985**	**1,625**	**6,610**	**1,084**	**1,147**	**1,036**	**362**	**10,239**
Operating expenses	(2,522)	(1,165)	(3,687)	(1,887)	(562)	(738)	(428)	(7,302)
Impairment (charges)/benefits	82	318	400	(154)	(13)	(13)	(2)	218
Profit before income tax (expense)/benefit	**2,545**	**778**	**3,323**	**(957)**	**572**	**285**	**(68)**	**3,155**
Income tax (expense)/benefit	(765)	(236)	(1,001)	126	(167)	(235)	(60)	(1,337)
Net profit attributable to NCI	-	-	-	-	-	(5)	2	(3)
Cash earnings	**1,780**	**542**	**2,322**	**(831)**	**405**	**45**	**(126)**	**1,815**
Net cash earnings adjustments	-	-	-	-	1	-	199	200
Net profit attributable to owners of WBC	**1,780**	**542**	**2,322**	**(831)**	**406**	**45**	**73**	**2,015**
Balance sheet								
Loans	462,699	78,385	541,084	67,749	88,409	12,550	(8)	709,784
Deposits and other borrowings	266,445	128,550	394,995	99,349	75,756	8,744	48,111	626,955
Half Year March 2021								
Net interest income	4,764	1,536	6,300	467	996	248	458	8,469
Net fee income	217	173	390	302	73	40	(105)	700
Net wealth management and insurance income	27	-	27	-	44	609	(85)	595
Trading income	-	-	-	379	43	15	16	453
Other income	11	2	13	6	7	1	555	582
Net operating income before operating expenses and impairment (charges)/benefits	**5,019**	**1,711**	**6,730**	**1,154**	**1,163**	**913**	**839**	**10,799**
Operating expenses	(2,376)	(1,053)	(3,429)	(708)	(500)	(740)	(604)	(5,981)
Impairment (charges)/benefits	102	107	209	(8)	92	79	-	372
Profit before income tax (expense)/benefit	**2,745**	**765**	**3,510**	**438**	**755**	**252**	**235**	**5,190**
Income tax (expense)/benefit	(818)	(230)	(1,048)	(140)	(210)	(138)	(115)	(1,651)
Net profit attributable to NCI	-	-	-	-	-	3	(5)	(2)
Cash earnings	**1,927**	**535**	**2,462**	**298**	**545**	**117**	**115**	**3,537**
Net cash earnings adjustments	-	-	-	-	(3)	-	(91)	(94)
Net profit attributable to owners of WBC	**1,927**	**535**	**2,462**	**298**	**542**	**117**	**24**	**3,443**
Balance sheet								
Loans	451,595	77,662	529,257	63,125	83,151	12,687	(2)	688,218
Deposits and other borrowings	254,025	123,654	377,679	92,692	71,019	4,598	39,413	585,401

WESTPAC BANKING CORPORATION ABN 33 007 457 141